UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2023

NRG ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15891 (Commission File Number)	41-1724239 (IRS Employer Identification No.)

910 Louisiana Street, Houston, Texas 77002
(Address of principal executive offices, including zip code)

(609) 524-4500
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    re-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.01	NRG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 14, 2023 (the “Sixth Amendment Effective Date”), NRG Energy, Inc. (“NRG”), as borrower, and certain subsidiaries of NRG, as guarantors, entered into the Sixth Amendment to Second Amended and Restated Credit Agreement (the “Sixth Amendment”) with, among others, Citicorp North America, Inc., as administrative agent and as collateral agent, Deutsche Bank Trust Company Americas, as collateral trustee, and certain other lenders and financial institutions, which amended NRG’s Second Amended and Restated Credit Agreement, dated as of June 30, 2016 (as amended, the “Credit Agreement”), to (i) increase the existing revolving commitments thereunder by $600 million (the “Incremental Commitment”), (ii) extend the maturity date of a portion of the revolving commitments thereunder to February 14, 2028 and (iii) transition the benchmark rate applicable to revolving loans from LIBOR to SOFR.

After giving effect to the Incremental Commitment on the Sixth Amendment Effective Date, NRG has a total of $4.275 billion of revolving commitments under the Credit Agreement. The full amount of the Incremental Commitment was made available to NRG from and after the Sixth Amendment Effective Date but will be reduced by $500 million if the acquisition of Vivint Smart Home, Inc. by NRG pursuant to the previously disclosed Agreement and Plan of Merger, dated as of December 6, 2022 (the “Acquisition”), is not consummated. A portion of the non-extended revolving commitments will terminate on July 5, 2023, with the remaining portion thereof terminating on May 28, 2024, in each case, unless otherwise extended.

In addition, the Sixth Amendment amends the Credit Agreement to (among other things) (i) add a “grower” component to certain dollar baskets and thresholds based on the total consolidated assets of NRG and its restricted subsidiaries both before and after giving effect to the Acquisition, (ii) increase certain dollar baskets and thresholds to reflect the increased size of NRG and its restricted subsidiaries after giving effect to the Acquisition, (iii) provide for additional dollar baskets for investments in non-guarantors, joint ventures and unrestricted subsidiaries and additional “ratio” baskets for investments and incremental debt, (iv) remove the consolidated interest coverage ratio financial covenant, (v) modify the leverage ratio financial covenant such that it is only applicable for any period with respect to which the outstanding principal amount of all revolving loans and the stated amount of all issued and outstanding letters of credit (excluding up to $400 million of undrawn letters of credit and cash collateralized or backstopped letters of credit) exceeds 30% of the aggregate amount of all revolving commitments under the Credit Agreement as of the last day of such period; and (vi) make certain other changes to the existing covenants and other provisions of the Credit Agreement for purposes of, among other things, providing additional flexibility to NRG.

The foregoing description of the Sixth Amendment and the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sixth Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures under Item 1.01 of this Current Report on Form 8-K are also responsive to Item 2.03 of this report and are incorporated by reference into this Item 2.03.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. Forward-looking statements include, without limitation, statements about the Transaction and the anticipated timing thereof and NRG’s ability to satisfy the conditions with respect to such acquisition; NRG’s indebtedness, capital structure, plans, expectations, objectives and other future events, and views of economic and market conditions. NRG cautions that these statements are based on current estimates of future performance and are highly dependent upon a variety of factors, which could cause actual results to differ from these estimates. Among other risks and factors, NRG’s results are subject to general economic conditions, variation in demand from customers, the impact of geopolitical activity on the economy, continued market acceptance of NRG’s new product introductions, uncertainties with respect to the timing and terms of any disposition (including the timing of the Transaction), the successful integration of acquisitions, restructurings, operating margin risk due to competitive pricing and operating efficiencies, supply chain risk, material and labor cost increases, tax reform, foreign currency fluctuations and interest rate risk. See NRG’s Annual Report on Form 10-K for the year ended December 31, 2021 and Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022 filed with the Securities and Exchange Commission for further information regarding risk factors. NRG disclaims any obligation to publicly update or revise any forward-looking statements as a result of new information, future events or any other reason.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Sixth Amendment to Second Amended and Restated Credit Agreement, dated as of February 14, 2023, by and among NRG Energy, Inc., its subsidiaries party thereto, the lenders and issuing banks party thereto, Citicorp North America, Inc., as administrative agent and collateral agent, and Deutsche Bank Trust Company Americas, as collateral trustee.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the iXBRL document contained in Exhibit 101.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 15, 2023		NRG Energy, Inc.
(Registrant)

	By:	/s/ Christine A. Zoino
Christine A. Zoino
Corporate Secretary